EXECUTION COPY













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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                        INTERNATIONAL DISPLAYWORKS, INC.

                                       AND

                        WELLS FARGO BUSINESS CREDIT, INC.

                                  March 9, 2004

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

                                Table of Contents

                                                                           Page
                                                                           ----

ARTICLE I DEFINITIONS........................................................1
   Section 1.1        Definitions............................................1
   Section 1.2        Other Definitional Terms; Rules of Interpretation.....13

ARTICLE II AMOUNT AND TERMS OF THE CREDIT FACILITY..........................13
   Section 2.1        Revolving Advances....................................13
   Section 2.2        Procedures for Requesting Advances....................14
   Section 2.3        Intentionally Omitted.................................14
   Section 2.4        Increased Costs; Capital Adequacy.....................14
   Section 2.5        Letters of Credit.....................................15
   Section 2.6        Special Account.......................................16
   Section 2.7        Payment of Amounts Drawn Under Letters of Credit;
                      Obligation of Reimbursement...........................16
   Section 2.8        Obligations Absolute..................................17
   Section 2.9        Intentionally Omitted.................................17
   Section 2.10       Intentionally Omitted.................................18
   Section 2.11       Intentionally Omitted.................................18
   Section 2.12       Intentionally Omitted.................................18
   Section 2.13       Interest; Minimum Interest Charge; Default Interest;
                      Participations; Clearance Days; Usury.................18
   Section 2.14       Fees..................................................19
   Section 2.15       Time for Interest Payments; Payment on Non-Banking
                      Days; Computation of Interest and Fees................20
   Section 2.16       Lockbox; Collateral Account; Application of
                      Payments..............................................21
   Section 2.17       Voluntary Prepayment; Termination of the Credit
                      Facility by the Borrower..............................21
   Section 2.18       Mandatory Prepayment..................................22
   Section 2.19       Revolving Advances to Pay Obligations.................22
   Section 2.20       Use of Proceeds.......................................22
   Section 2.21       Liability Records.....................................22

ARTICLE III SECURITY INTEREST; OCCUPANCY; SETOFF............................22
   Section 3.1        Grant of Security Interest............................22
   Section 3.2        Notification of Account Debtors and Other Obligors....22
   Section 3.3        Assignment of Insurance...............................23
   Section 3.4        Occupancy.............................................23
   Section 3.5        License...............................................23
   Section 3.6        Financing Statement...................................24
   Section 3.7        Setoff................................................24
   Section 3.8        Power of Attorney.....................................24

ARTICLE IV CONDITIONS OF LENDING............................................25
   Section 4.1        Conditions Precedent to the Initial Advances and
                      Letter of Credit......................................25
   Section 4.2        Conditions Precedent to All Advances and Letters
                      of Credit.............................................27

ARTICLE V REPRESENTATIONS AND WARRANTIES....................................28
   Section 5.1        Existence and Power; Name; Chief Executive Office;
                      Inventory and Equipment Locations; Federal Employer
                      Identification Number.................................28
   Section 5.2        Capitalization........................................28
   Section 5.3        Authorization of Borrowing; No Conflict as to Law
                      or Agreements.........................................28
   Section 5.4        Legal Agreements......................................28
   Section 5.5        Subsidiaries..........................................29
   Section 5.6        Financial Condition; No Adverse Change................29
   Section 5.7        Litigation............................................29
   Section 5.8        Regulation U..........................................29
   Section 5.9        Taxes.................................................29
   Section 5.10       Titles and Liens......................................29
   Section 5.11       Intellectual Property Rights..........................29
   Section 5.12       Plans.................................................30
   Section 5.13       Default...............................................31
   Section 5.14       Environmental Matters.................................31
   Section 5.15       Submissions to Lender.................................32
   Section 5.16       Financing Statements..................................32
   Section 5.17       Rights to Payment.....................................32
   Section 5.18       Eligible Accounts.....................................32
   Section 5.19       Equipment.............................................32
   Section 5.20       Fraudulent Transfer...................................32

ARTICLE VI COVENANTS........................................................33
   Section 6.1        Reporting Requirements................................33
   Section 6.2        Financial Covenants...................................37
   Section 6.3        Permitted Liens; Financing Statements.................37
   Section 6.4        Indebtedness..........................................38
   Section 6.5        Guaranties............................................38
   Section 6.6        Investments and Subsidiaries..........................38
   Section 6.7        Dividends and Distributions...........................39
   Section 6.8        Salaries..............................................39
   Section 6.9        Intentionally Omitted.................................39
   Section 6.10       Books and Records; Inspection and Examination.........39
   Section 6.11       Account Verification..................................39
   Section 6.12       Compliance with Laws..................................39
   Section 6.13       Payment of Taxes and Other Claims.....................40
   Section 6.14       Maintenance of Properties.............................40
   Section 6.15       Insurance.............................................40
   Section 6.16       Preservation of Existence.............................41
   Section 6.17       Delivery of Instruments, etc..........................41
   Section 6.18       Sale or Transfer of Assets; Suspension of Business
                      Operations............................................41

   Section 6.19       Consolidation and Merger; Asset Acquisitions..........41
   Section 6.20       Sale and Leaseback....................................41
   Section 6.21       Restrictions on Nature of Business....................41
   Section 6.22       Accounting............................................41
   Section 6.23       Discounts, etc........................................41
   Section 6.24       Plans.................................................42
   Section 6.25       Place of Business; Name...............................42
   Section 6.26       Constituent Documents.................................42
   Section 6.27       Transactions With Affiliates..........................42
   Section 6.28       Stock Pledge Agreement................................42
   Section 6.29       Performance by the Lender.............................42

ARTICLE VII EVENTS OF DEFAULT, RIGHTS AND REMEDIES..........................43
   Section 7.1        Events of Default.....................................43
   Section 7.2        Rights and Remedies...................................46
   Section 7.3        Disclaimer of Warranties..............................48
   Section 7.4        Compliance With Laws..................................48
   Section 7.5        No Marshalling........................................48
   Section 7.6        Borrower to Cooperate.................................48
   Section 7.7        Application of Proceeds...............................48
   Section 7.8        Remedies Cumulative...................................49
   Section 7.9        Lender Not Liable For The Collateral..................49

ARTICLE VIII MISCELLANEOUS..................................................49
   Section 8.1        No Waiver.............................................49
   Section 8.2        Amendments, Etc.......................................49
   Section 8.3        Addresses for Notices; Requests for Accounting........49
   Section 8.4        Further Documents.....................................50
   Section 8.5        Costs and Expenses....................................50
   Section 8.6        Indemnity.............................................50
   Section 8.7        Participants..........................................51
   Section 8.8        Advertising and Promotion.............................51
   Section 8.9        Execution in Counterparts; Telefacsimile Execution....51
   Section 8.10       Retention of Borrower's Records.......................51
   Section 8.11       Binding Effect; Assignment; Complete Agreement;
                      Exchanging Information................................52
   Section 8.12       Severability of Provisions............................52
   Section 8.13       Revival and Reinstatement of Obligations..............52
   Section 8.14       Headings..............................................52
   Section 8.15       Governing Law; Jurisdiction, Venue; Waiver of Jury
                      Trial.................................................52

                          CREDIT AND SECURITY AGREEMENT


                            Dated as of March 9, 2004


     INTERNATIONAL DISPLAYWORKS, INC., a Delaware corporation (the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

     Section 1.1 Definitions. For all purposes of this Agreement, except as otherwise expressly provided, the following terms shall have the meanings assigned to them in this Section or in the Section referenced after such term:

     "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

     "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the UCC), and any and all supporting obligations in respect thereof.

     "Advance" means a Revolving Advance.

     "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person. For purposes of this definition, Pinnacle Funds shall not be deemed to be an Affiliate of the Borrower.

     "Agreement" means this Credit and Security Agreement.

     "Availability" means the difference of (i) the Borrowing Base and (ii) the sum of (A) the outstanding principal balance of the Revolving Note and (B) the L/C Amount.

     "Banking Day" means a day on which the Federal Reserve Bank of New York is open for Business.

     "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

     "Base Rate" means the rate of interest publicly announced from time to time by Wells Fargo Bank National Association at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for loans making reference thereto.

     "Book  Net  Worth"  means  the   aggregate  of  the  common  and  preferred
stockholders' equity in the Borrower, determined in accordance with GAAP.

     "Borrowing Base" means at any time the lesser of:

          (a) the Maximum Line; or

          (b) the sum of following:

               (i) 80% of Eligible Accounts less the amount, if any, of the Dilution Reserve; plus

               (ii) the lesser of (x) 75% of Eligible Foreign Accounts, or (y) $3,000,000; less the amount, if any, of the Dilution Reserve and the Eligible Foreign Accounts Reserve.

Provided, however, the Lender may reduce the advance rates or create additional reserves against the Eligible Accounts and/or the Eligible Foreign Accounts, in its sole and absolute discretion, without declaring an Event of Default if it reasonably determines that there has occurred a Material Adverse Effect.

     "Capital Expenditures" means for a period, any expenditure of money during such period for the purchase or construction of assets, or for improvements or additions thereto, which are capitalized on the Borrower's balance sheet.

     "Change of Control" means the occurrence of any of the following events:

          (a) any Person or "group" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than twenty-five percent (25%) of the voting power of all classes of voting stock of the Borrower.

          (b) During any consecutive two-year period, individuals who at the beginning of such period constituted the board of Directors of the Borrower (together with any new Directors whose election to such board of Directors, or whose nomination for election by the owners of the Borrower, was approved by a vote of 66-2/3% of the Directors then still in office who were either Directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of Directors of the Borrower then in office.

          (c) Stephen Kircher shall cease to actively manage the Borrower's day-to-day business activities.

     "Collateral" means all of the Borrower's Accounts, chattel paper, deposit accounts, documents, Equipment, General Intangibles, goods, instruments, Inventory, Investment Property, letter-of-credit rights, letters of credit, all sums on deposit in any Collateral Account, and any items in any Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) in the case of all goods, all accessions; (iii) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any goods; (iv) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods; (v) all collateral subject to the Lien of any Security Document; (vi) any money, or other assets of the Borrower that now or hereafter come into the possession, custody, or control of the Lender; (vii) all sums on deposit in the Special Account; and (viii) proceeds of any and all of the foregoing.

     "Collateral Account" means the "Lender Account" as defined in the Lockbox and Collection Account Agreement.

     "Commitment" means the Lender's commitment to make Advances to, and to cause the Issuer to issue Letters of Credit for the account of, the Borrower pursuant to Article II.

     "Constituent Documents" means with respect to any Person, as applicable, such Person's certificate of incorporation, articles of incorporation, by-laws, certificate of formation, articles of organization, limited liability company agreement, management agreement, operating agreement, shareholder agreement, partnership agreement or similar document or agreement governing such Person's existence, organization or management or concerning disposition of ownership interests of such Person or voting rights among such Person's owners.

     "Credit Facility" means the credit facility being made available to the Borrower by the Lender under Article II.

     "Current Maturities of Long Term Indebtedness" means, as of the date of determination, the amount of the Borrower's long-term Indebtedness and capitalized leases which became due during the twelve month period ending on the date of determination.

     "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

     "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Funds from Operations and (B) Interest Expense minus (C) Unfinanced Capital Expenditures, to (ii) the sum of (A) Current Maturities of Long Term Indebtedness and (B) Interest Expense.

     "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

     "Default Period" means any period of time beginning on the day a Default or Event of Default occurs and ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

     "Default Rate" means an annual interest rate equal to three percent (3%) over the Floating Rate, which interest rate shall change when and as the Floating Rate changes.

     "Dilution" means, as of any date of determination, a percentage, based upon the experience of the calendar year-to-date period ending on the date of determination, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's sales during such period (excluding extraordinary items) plus the Dollar amount of clause
(a).

     "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts and the Eligible Foreign Accounts by one percentage point for each percentage point by which Dilution is in excess of 8%.

     "Director" means a director if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a general partner if the Borrower is a partnership.

     "Dollars" or "$" means lawful currency of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974.

     "ERISA Affiliate" means any trade or business (whether or not incorporated) that is a member of a group which includes the Borrower and which is treated as a single employer under Section 414 of the IRC.

     "Eligible Accounts" means those Accounts created by the Borrower in the ordinary course of its business, that arise out of the Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by the Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by the Lender in the Lender's sole and absolute discretion to address the results of any audit performed by the Lender from time to time after the Closing Date. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to the Borrower. Eligible Accounts shall not include the following:

          (i) That portion of Accounts unpaid 90 days or more after the invoice date (except for that portion of Accounts owing by Jabil Circuit which shall not be deemed ineligible under this clause (i) unless such Accounts are unpaid 120 days or more after the invoice date);

          (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

          (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer, including progress billings;

          (iv) Accounts constituting proceeds of copyrightable material unless such copyrightable material shall have been registered with the United States Copyright Office and shall be covered by a duly executed copyright security agreement, in form and substance satisfactory to the Lender, and filed in the United States Copyright Office;

          (v) Accounts owed by an Account Debtor that is not Solvent, the subject of an Insolvency Proceeding or has gone out of business;

          (vi) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

          (vii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien other than a Permitted Lien;

          (viii) That portion of Accounts that has been restructured, extended, amended or modified;

          (ix) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

          (x) Accounts owed by an Account Debtor (or an Affiliate of such Account Debtor), regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 15% of the aggregate amount of all Accounts (except that the concentration limits shall be 35% in the case of Jabil Circuit, 25% in the case of Flextronics, and 20% in the case of EcoWater Systems);

          (xi) Accounts owed by any three Account Debtors (or an Affiliate of such Account Debtors), regardless of whether otherwise eligible, to the extent that the balance of such Accounts exceeds 65% of the aggregate amount of all Accounts;

          (xii) Accounts owed by an Account Debtor (or an Affiliate of such Account Debtor), regardless of whether otherwise eligible, if 15% or more of the total amount due under Accounts from such Account Debtor is ineligible under clauses (i), (ii)or (x) above;

          (xiii) Accounts arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional;

          (xiv) Accounts that are not payable in Dollars;

          (xv) Accounts with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States or Canada, or (ii) is not organized under the laws of the United States or Canada or any state or province, as applicable, thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

          (xvi) Accounts with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which the Borrower has complied, to the reasonable satisfaction of the Lender, with the Assignment of Claims Act, 31 USC ss. 3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts owed by any state that does not have a statutory counterpart to the Assignment of Claims Act, or (z) Accounts owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which the Borrower has complied to the Lender's satisfaction);

          (xvii) Accounts with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement;

          (xviii) That portion of Accounts for tooling costs; and

          (xix) Accounts, or portions thereof, of poor quality credit or otherwise deemed ineligible by the Lender in its sole discretion.

     "Eligible Foreign Account" means an Account due and owing by an Account Debtor located outside the United States and Canada created by the Borrower in the ordinary course of its business, that arise out of the Borrower's sale of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made by the Borrower in the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by the Lender in the Lender's sole and absolute discretion to address the results of any audit performed by the Lender from time to time after the Funding Date. In determining the amount to be included, Eligible Foreign Accounts shall be calculated net of customer deposits and unapplied cash remitted to the Borrower. Eligible Foreign Accounts shall not include the following:

          (i) (A) That portion of Accounts (other than dated Accounts) unpaid 120 days or more after the invoice date, (B) that portion of dated Accounts unpaid more than 60 days after the stated due date, and (C) that portion of Accounts that do not provide for payment in full within 180 days after the shipment date;

          (ii) That portion of Accounts that is disputed or subject to a claim of offset or a contra account;

          (iii) That portion of Accounts not yet earned by the final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

          (iv) That portion of Accounts for which an invoice has not been sent to the applicable account debtor;

          (v) Accounts owed by any unit of government;

          (vi) Accounts owed by an Account Debtor that not Solvent, the subject of an Insolvency Proceeding or has gone out of business;

          (vii) Accounts owed by an Owner, Subsidiary, Affiliate, Officer or employee of the Borrower;

          (viii) Accounts not subject to a duly perfected security interest in the Lender's favor or which are subject to any Lien that is not a Permitted Lien;

          (ix) That portion of Accounts that has been restructured, extended, amended or modified;

          (x) That portion of Accounts that constitutes advertising, finance charges, service charges or sales or excise taxes;

          (xi) That portion of Accounts owed by any one Account Debtor that would permit Revolving Advances supported by such Account Debtor's Accounts to exceed $300,000 at any one time;

          (xii) Accounts denominated in any currency other than United States dollars, Canadian dollars, French francs, Swiss francs, German marks, Japanese yen, United Kingdom pounds sterling or Euros;

          (xiii) Accounts with respect to which the Borrower has not instructed the Account Debtor to pay the Account to the Collateral Account;

          (xiv) Accounts owed by Account Debtors located in countries not acceptable to the Lender in its sole discretion;

          (xv) Accounts not fully covered by the Borrower's credit insurance policy or that portion of Accounts above the specified dollar limitation in the Borrower's credit insurance policy;

          (xvi) Accounts owed by an Account Debtor, regardless of whether otherwise eligible, if 35% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i) or (ii) above; and

          (xvii) Accounts otherwise deemed unacceptable to the Lender in its sole discretion.

     "Eligible Foreign Accounts Reserve" means a reserve against Eligible Foreign Accounts in the amount of $250,000 plus the amount of the deductible under the Borrower's credit insurance policy.

     "Environmental Law" means any federal, state, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

     "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and recordkeeping equipment, parts, tools, supplies, and including specifically the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

     "Event of Default" has the meaning specified in Section 7.1.

     "Financial Covenants" means the covenants set forth in Section 6.2.

     "Floating Rate" means an annual interest rate equal to the sum of the Base Rate plus the Margin, which interest rate shall change when and as the Base Rate changes. As used herein, "Margin" means one and one-quarter percent (1.25%); provided however, upon receipt by the Lender of the Borrower's audited annual financial statements for the fiscal year ending October 31, 2004 evidencing Net Income of not less than $1,250,000, "Margin" shall be automatically amended to mean one half of one percent (0.50%), effective on the first day of the following month.

     "Funding Date" has the meaning given in Section 2.1.

     "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.6.

     "General Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC, whether now owned or hereafter acquired, including all present and future Intellectual Property Rights, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

     "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

     "Guarantors" means Stephen Kircher, Parent, and any other Person now or hereafter guarantying the Obligations.

     "Guaranty" means each certain Continuing Guaranty now or hereafter executed by a Guarantor in favor of the Lender.

     "Hazardous Substances" means pollutants, contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

     "Indebtedness" means of a Person as of a given date, all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet for such Person and shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

     "IRC" means the Internal Revenue Code of 1986.

     "Infringe" means, when used with respect to Intellectual Property Rights, any infringement or other violation of Intellectual Property Rights.

     "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

     "Intellectual Property Rights" means all actual or prospective rights arising in connection with any intellectual property or other proprietary rights, including all rights arising in connection with copyrights, patents, service marks, trade dress, trade secrets, trademarks, trade names or mask works.

     "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

     "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

     "Issuer" means the issuer of any Letter of Credit.

     "L/C Amount" means the sum of (i) the aggregate face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

     "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Issuer and the Lender.

     "Letter of Credit" has the meaning specified in Section 2.5.

     "Licensed Intellectual Property" has the meaning given in Section 5.11(c).

     "Lien" means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

     "Loan Documents" means this Agreement, the Note, the Guarantees, the Security Documents, the Subordination Agreements and any L/C Application.

     "Lockbox" means as defined in the Lockbox and Collection Account Agreement.

     "Lockbox and Collection Account Agreement" means the Lockbox and Collection Account Agreement by and among the Borrower, Wells Fargo Bank, N.A., and the Lender, of even date herewith.

     "Material Adverse Effect" means any of the following:

          (i) a material adverse effect on the business, operations, results of operations, prospects, assets, liabilities or financial condition of the Borrower or any Guarantor;

          (ii) a material adverse effect on the ability of the Borrower or any Guarantor to perform its obligations under the Loan Documents;

          (iii) a material adverse effect on the ability of the Lender to enforce the Obligations or to realize the intended benefits of the Security Documents, including a material adverse effect on the validity or enforceability of any Loan Document or of any rights against any Guarantor, or on the status, existence, perfection, priority (subject to Permitted Liens) or enforceability of any Lien securing payment or performance of the Obligations; or

          (iv) any claim against the Borrower or any Guarantor or threat of litigation which if determined adversely to the Borrower or such Guarantor would cause the Borrower or such Guarantor to be liable to pay an amount exceeding $150,000 or would be an event described in clauses (i), (ii) and (iii) above.

     "Maturity Date" means March 9, 2006.

     "Maximum Line" means  $5,000,000  unless said amount is reduced pursuant to
Section 2.16, in which event it means such lower amount.

     "Minimum Interest Charge" has the meaning given in Section 2.12(c).

     "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Borrower or any ERISA Affiliate contributes or is obligated to contribute.

     "Net Income" and "Net Loss" mean fiscal year-to-date after-tax net income, or loss, as applicable, from continuing operations as determined in accordance with GAAP.

     "Note" means the Revolving Note.

     "Obligation of Reimbursement" has the meaning given in Section 2.7(a).

     "Obligations" means the Note, the Obligation of Reimbursement and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including all indebtedness of the Borrower arising under any Credit Document or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

     "Officer" means with respect to the Borrower, an officer if the Borrower is a corporation, a manager if the Borrower is a limited liability company, or a partner if the Borrower is a partnership.

     "Owned Intellectual Property" has the meaning given in Section 5.11(a).

     "Owner" means with respect to the Borrower, each Person having legal or beneficial title to an ownership interest in the Borrower or a right to acquire such an interest.

     "Parent" means International DisplayWorks Ltd. (Hong Kong).

     "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

     "Permitted Lien" has the meaning given in Section 6.3(a).

     "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower or any ERISA Affiliate.

     "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including the premises legally described in Exhibit D attached hereto.

     "Reportable Event" means a reportable event (as defined in Section 4043 of ERISA), other than an event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the Pension Benefit Guaranty Corporation.

     "Revolving Advance" has the meaning given in Section 2.1.

     "Revolving Note" means the Borrower's revolving promissory note, payable to the order of the Lender in substantially the form of Exhibit A hereto.

     "Security Documents" means this Agreement, the Stock Pledge Agreement, the Lockbox and Collection Account Agreement, and any other document delivered to the Lender from time to time to secure the Obligations.

     "Security Interest" has the meaning given in Section 3.1.

     "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

     "Special Account" means a specified cash collateral account maintained by a financial institution acceptable to the Lender in connection with Letters of Credit, as contemplated by Section 2.6.

     "Stock Pledge Agreement" means a stock pledge agreement duly executed by Parent in favor of the Lender, pledging all of Parent's right, title and interest in and to the capital stock of MULCD Microelectronics Co., Ltd. (Shenzhen, PRC), and IDW Technology Co. Ltd. (Shenzhen, PRC) to secure Parent's Guaranty, and otherwise in form and substance satisfactory to the Lender.

     "Subordinated Creditors" means each of private placement note holders listed on Schedule 6.4.

     "Subordinated Indebtedness" has the meaning given to such term in each Subordination Agreement.

     "Subordination Agreements" means the Subordination Agreements of even date herewith, executed by the Subordinated Creditors in the Lender's favor and acknowledged by the Borrower, and any other subordination agreement accepted by the Lender from time to time (each, a "Subordination Agreement').

     "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of Directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

     "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or (iii) the date the Lender demands payment of the Obligations after an Event of Default pursuant to Section 7.2.

     "UCC" means the Uniform Commercial Code as in effect in the state designated in Section 8.14 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

     Section 1.2 Other Definitional Terms; Rules of Interpretation. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP. All terms defined in the UCC and not otherwise defined herein have the meanings assigned to them in the UCC. References to Articles, Sections, subsections, Exhibits, Schedules and the like, are to Articles, Sections and subsections of, or Exhibits or Schedules attached to, this Agreement unless otherwise expressly provided. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". Unless the context in which used herein otherwise clearly requires, "or" has the inclusive meaning represented by the phrase "and/or". Defined terms include in the singular number the plural and in the plural number the singular. Reference to any agreement (including the Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof (and, if applicable, in accordance with the terms hereof and the other Loan Documents), except where otherwise explicitly provided, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor. Reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder.

                                   ARTICLE II

                     AMOUNT AND TERMS OF THE CREDIT FACILITY
                     ---------------------------------------

     Section 2.1 Revolving Advances. The Lender agrees, on the terms and subject to the conditions herein set forth, to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance to the extent the amount of the requested Revolving Advance exceeds Availability. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section
2.16 and reborrow.

     Section  2.2  Procedures  for  Requesting   Advances.  The  Borrower  shall
comply with the following procedures in requesting Revolving Advances:

          (a) Time for Requests. The Borrower shall request each Advance not later than 10:00 a.m., Pacific time (or 9:00 a.m., Pacific time, on the last Banking Day of each month, on Christmas eve, and on New Years Eve) on the Banking Day which is the date the Advance is to be made. Each such request shall be effective upon receipt by the Lender, shall be in writing or by telephone, telecopy transmission or email, to be confirmed in writing by the Borrower if so requested by the Lender, shall be by (i) an Officer of the Borrower; or (ii) a person designated as the Borrower's agent by an Officer of the Borrower in a writing delivered to the Lender; or (iii) a person whom the Lender reasonably believes to be an Officer of the Borrower or such a designated agent. The
Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

          (b) Disbursement. Upon fulfillment of the applicable conditions set forth in Article IV, the Lender shall disburse the proceeds of the requested Advance by crediting the same to the Borrower's demand deposit account maintained with Wells Fargo Bank, N.A., unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

     Section 2.3  Intentionally Omitted.

     Section 2.4  Increased Costs; Capital Adequacy.

          (a) Increased Costs; Capital Adequacy. If the Lender determines at any time that its Return has been reduced as a result of any Rule Change, the Lender may so notify the Borrower and require the Borrower, beginning fifteen (15) days after such notice, to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change. For purposes of this Section 2.4:

               (i) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

               (ii) "L/C  Rule"  means  any law,  rule,  regulation,  guideline, directive, requirement or request regarding letters of credit, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender, including those that impose taxes, duties or other similar charges, or mandate reserves, special deposits or similar requirements against assets of, deposits with or for the account of, or credit extended by any Related Lender, on letters of credit.

               (iii) "Related Lender" includes (but is not limited to) the Lender, any parent of the Lender, any assignee of any interest of the Lender hereunder and any participant in the Credit Facility.

               (iv) "Return", for any period, means the percentage determined by dividing (i) the sum of interest and ongoing fees earned by the Lender under this Agreement during such period, by (ii) the average capital such Lender is required to maintain during such period as a result of its being a party to this Agreement, as determined by such Lender based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules and L/C Rules then in effect, costs of issuing or maintaining any Advance or Letter of Credit and amounts received or receivable under this Agreement or the Notes with respect to any Advance or Letter of Credit. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

               (v) "Rule Change" means any change in any Capital Adequacy Rule, or L/C Rule occurring after the date of this Agreement, or any change in the interpretation or administration thereof by any governmental or regulatory authority, but the term does not include any changes that at the Funding Date are scheduled to take place under the existing Capital Adequacy Rules, or L/C Rules or any increases in the capital that the Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of that Lender's financial condition.

          (b) The initial notice sent by the Lender shall be sent as promptly as practicable after such Lender learns that its Return has been reduced, shall include a demand for payment of the amount necessary to restore such Lender's Return for the quarter in which the notice is sent, and shall state in reasonable detail the cause for the reduction in its Return and its calculation of the amount of such reduction. Thereafter, such Lender may send a new notice during each calendar quarter setting forth the calculation of the reduced Return for that quarter and including a demand for payment of the amount necessary to restore its Return for that quarter. The Lender's calculation in any such notice shall be conclusive and binding absent demonstrable error.

     Section 2.5  Letters of Credit.1

          (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to cause an Issuer to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account by guaranteeing payment of the Borrower's obligations or being a co-applicant. The Lender shall have no obligation to cause an Issuer to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the lesser of:

------------------
1 As of the Funding Date, the Lender has not agreed to issue any Letters of Credit to Borrower. The terms of Sections 2.5, 2.6, 2.7, 2.8, and the related definitions, shall not be effective until such time as the Lender notifies the Borrower that such Sections shall be effective.

               (i) $0 less the L/C Amount, or

               (ii) Availability.

Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into between the Borrower and the Lender for the benefit of the Issuer, completed in a manner satisfactory to the Lender and the Issuer. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

          (b) No Letter of Credit shall be issued with an expiry date later than the Termination Date in effect as of the date of issuance.

          (c) Any request to cause an Issuer to issue a Letter of Credit shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

     Section 2.6 Special Account. If the Credit Facility is terminated for any reason while any Letter of Credit is outstanding, the Borrower shall thereupon pay the Lender in immediately available funds for deposit in the Special Account an amount equal to the L/C Amount. The Special Account shall be an interest bearing account maintained for the Lender by any financial institution acceptable to the Lender. Any interest earned on amounts deposited in the Special Account shall be credited to the Special Account. The Lender may apply amounts on deposit in the Special Account at any time or from time to time to the Obligations in the Lender's sole discretion. The Borrower may not withdraw any amounts on deposit in the Special Account as long as the Lender maintains a security interest therein. The Lender agrees to transfer any balance in the Special Account to the Borrower when the Lender is required to release its security interest in the Special Account under applicable law.

     Section 2.7 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement. The Borrower acknowledges that the Lender, as co-applicant, will be liable to the Issuer for reimbursement of any and all draws under Letters of Credit and for all other amounts required to be paid under the applicable L/C Application. Accordingly, the Borrower shall pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

          (a) The Borrower shall pay to the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Issuer or the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

          (b) Whenever a draft is submitted under a Letter of Credit, the Borrower authorizes the Lender to make a Revolving Advance in the amount of the Obligation of Reimbursement and to apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

          (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

          (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.7, shall be evidenced by the Revolving Note and shall bear interest as provided in Section 2.12.

     Section 2.8 Obligations Absolute. The Borrower's obligations arising under Section 2.7 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of Section 2.7, under all circumstances whatsoever, including (without limitation) the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit or any other agreement or instrument relating to any Letter of Credit (collectively the "Related Documents");

          (b) any amendment or waiver of or any consent to departure from all or any of the Related Documents;

          (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time, against any beneficiary or any transferee of any Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), or other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Related Documents or any unrelated transactions;

          (d) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

          (e) payment by or on behalf of the Issuer under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

          (f) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

     Section 2.9  Intentionally Omitted.

     Section 2.10  Intentionally Omitted.

     Section 2.11  Intentionally Omitted.

     Section 2.12  Intentionally Omitted.

     Section 2.13  Interest;   Minimum   Interest  Charge;   Default   Interest;
Participations; Clearance Days; Usury.

          (a) Notes. Except as set forth in Subsections (d) and (g), the outstanding principal balance of the Notes shall bear interest at the Floating Rate

          (b) Intentionally Omitted.

          (c) Minimum Interest Charge. Notwithstanding the interest payable pursuant to Subsection (a), the Borrower shall pay to the Lender interest of not less than $10,000 per calendar month (the "Minimum Interest Charge") during the term of this Agreement, and the Borrower shall pay any deficiency between the Minimum Interest Charge and the amount of interest otherwise calculated under Subsection (a), in arrears, on the first day of each month and on the Termination Date.

          (d) Default Interest Rate. Upon notice to the Borrower from the Lender from time to time, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective as of the first day of the fiscal month during which any Default Period begins through the last day of such Default Period. The Lender's election to charge the Default Rate shall be in its sole discretion and shall not be a waiver of any of its other rights and remedies. The Lender's election to charge interest at the Default Rate for less than the entire period during which the Default Rate may be charged shall not be a waiver of its right to later charge the Default Rate for the entire such period.

          (e) Clearance Days. Notwithstanding Section 2.15(b)(ii), interest at the interest rate applicable under this Section 2.12 shall accrue on the amount of all payments (even if in the form of immediately available federal funds) for two (2) day(s) for clearance.

          (f) Participations. If any Person shall acquire a participation in the Advances or the Obligation of Reimbursement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Section 2.12, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than that calculated under this Section 2.12, or otherwise elects to accept less than its prorata share of such fees, charges and other amounts due under this Agreement.

          (g) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law. Notwithstanding anything to the contrary contained in any Loan Document, all agreements which either now are or which shall become agreements between the Borrower and the Lender are hereby limited so that in no contingency or event whatsoever shall the total liability for payments in the nature of interest, additional interest and other charges exceed the applicable limits imposed by any applicable usury laws. If any payments in the nature of interest, additional interest and other charges made under any Loan Document are held to be in excess of the limits imposed by any applicable usury laws, it is agreed that any such amount held to be in excess shall be considered payment of principal hereunder, and the indebtedness evidenced hereby shall be reduced by such amount so that the total liability for payments in the nature of interest, additional interest and other charges shall not exceed the applicable limits imposed by any applicable usury laws, in compliance with the desires of the Borrower and the Lender. This provision shall never be superseded or waived and shall control every other provision of the Loan Documents and all agreements between the Borrower and the Lender, or their successors and assigns.

     Section 2.14  Fees.

          (a) Origination Fee. The Borrower shall pay the Lender a fully earned and non-refundable origination fee of $50,000, due and payable upon the execution of this Agreement.

          (b) Audit Fees. The Borrower shall pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by or on behalf of the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $90 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection.

          (c) Letter of Credit Fees. The Borrower shall pay to the Lender a fee with respect to each Letter of Credit, if any, accruing on a daily basis and computed at the annual rate of two percent (2%), of the aggregate amount that may then be drawn under it assuming compliance with all conditions for drawing (the "Aggregate Face Amount"), from and including the date of issuance of such Letter of Credit until such date as such Letter of Credit shall terminate by its terms or be returned to the Lender, due and payable monthly in arrears on the first day of each month and on the Termination Date; provided, however that during Default Periods, in the Lender's sole discretion and without waiving any of its other rights and remedies, such fee shall increase to five percent (5%) of the Aggregate Face Amount. The foregoing fee shall be in addition to any and all fees, commissions and charges of the Issuer with respect to or in connection with such Letter of Credit.

          (d) Letter of Credit Administrative Fees. The Borrower shall pay to the Lender, on written demand, the administrative fees charged by the Issuer in connection with the honoring of drafts under any Letter of Credit, amendments thereto, transfers thereof and all other activity with respect to the Letters of Credit at the then-current rates published by the Issuer for such services rendered on behalf of customers of the Issuer generally.

          (e) Termination Fees. If the Credit Facility is terminated (i) by the Lender during a Default Period, (ii) by the Borrower (A) as of a date other than a Maturity Date or (B) as of a Maturity Date but without the Lender having received written notice of such termination at least 90 days before such Maturity Date, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line as follows: (A) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; or (B) two percent (2%) if the termination occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date.

          (f) Waiver of Termination Fees. The Borrower will not be required to pay the termination fees otherwise due under subsections (e) if such termination or prepayment is made because of refinancing by an affiliate of the Lender.

          (g) Unused Line Fee. On the first day of each calendar quarter during the term of this Agreement, an unused line fee in an amount equal to 0.25% per annum times the result of (a) the Maximum Line, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding calendar quarter, plus (ii) the average Daily Balance of the L/C Amount during the immediately preceding calendar quarter.

          (h) Travel Fees and Expenses. The Borrower shall pay the Lender, on demand, all actual out-of-pocket costs and travel expenses incurred in connection with the Lender's inspections of and visits to the Borrower's facilities in Shenzhen, People's Republic of China; provided that such costs and expenses shall not exceed $3,000 per year unless an Event of Default has occurred and is continuing.

          (i) Other Fees. The Lender may from time to time, upon five (5) days prior notice to the Borrower during a Default Period, charge additional fees for Revolving Advances made and Letters of Credit issued in excess of Availability, for late delivery of reports, in lieu of imposing interest at the Default Rate, and for other reasons. The Borrower's request for a Revolving Advance or the issuance of a Letter of Credit at any time after such notice is given and such five (5) day period has elapsed shall constitute the Borrower's agreement to pay the fees described in such notice.

     Section 2.15  Time  for  Interest  Payments;   Payment on Non-Banking Days;
Computation of Interest and Fees.

          (a) Time For Interest Payments. Interest shall be due and payable in arrears on the last day of each month and on the Termination Date.

          (b) Payment on Non-Banking Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

          (c) Computation of Interest and Fees. Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days.

     Section  2.16  Lockbox;  Collateral  Account;   Application   of  Payments.


          (a) Lockbox and Collateral Account.

               (i) The Borrower shall instruct all Account Debtors to pay all Accounts directly to the Lockbox. If, notwithstanding such instructions, the Borrower receives any payments on Accounts, the Borrower shall deposit such payments into the Collateral Account. The Borrower shall also deposit all other cash proceeds of Collateral directly to the Collateral Account. Until so deposited, the Borrower shall hold all such payments and cash proceeds in trust for and as the property of the Lender and shall not commingle such property with any of its other funds or property. All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations.

               (ii) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

          (b) Application of Payments.

               (i) The Borrower may, from time to time, in accordance with the Lockbox and Collection Account Agreement, cause funds in the Collateral Account to be transferred to the Lender's general account for payment of the Obligations. Except as provided in the preceding sentence, amounts deposited in the Collateral Account shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

               (ii) All payments to the Lender shall be made in immediately available funds and shall be applied to the Obligations upon receipt by the Lender. Funds received from the Collateral Account shall be deemed to be immediately available. The Lender may hold all payments not constituting immediately available funds for three (3) additional days before applying them to the Obligations. Subject to Section 7.7 of this Agreement, all payments with respect to the Obligations may be applied, and in the Lender's sole discretion reversed and re-applied, to the Obligations, in such order and manner as the Lender shall determine in its sole discretion.

     Section 2.17 Voluntary Prepayment; Termination of the Credit Facility by the Borrower. Except as otherwise provided herein, the Borrower may prepay the Advances in whole at any time or from time to time in part. The Borrower may terminate the Credit Facility at any time if it (i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender termination fees in accordance with Sections 2.13(e). Subject to termination of the Credit Facility and payment and performance of all Obligations, the Lender shall, at the Borrower's expense, release or terminate the Security Interest and the Security Documents to which the Borrower is entitled by law.

     Section 2.18 Mandatory Prepayment. Without notice or demand, if the sum of the outstanding principal balance of the Revolving Advances plus the L/C Amount shall at any time exceed the Borrowing Base, the Borrower shall (i) first, immediately prepay the Revolving Advances to the extent necessary to eliminate such excess; and (ii) if prepayment in full of the Revolving Advances is insufficient to eliminate such excess, pay to the Lender in immediately available funds for deposit in the Special Account an amount equal to the remaining excess. Any payment received by the Lender under this Section 2.17 or under Section 2.16 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine.

     Section 2.19 Revolving Advances to Pay Obligations. Notwithstanding anything in Section 2.1, the Lender may, in its discretion at any time or from time to time, without the Borrower's request and even if the conditions set forth in Section 4.2 would not be satisfied, make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

     Section 2.20 Use of Proceeds. The Borrower shall use the proceeds of Advances and each Letter of Credit for ordinary working capital purposes.

     Section 2.21 Liability Records. The Lender may maintain from time to time, at its discretion, records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 30 days after receipt.

                                  ARTICLE III

                      SECURITY INTEREST; OCCUPANCY; SETOFF

     Section 3.1 Grant of Security Interest. The Borrower hereby pledges, assigns and grants to the Lender a lien and security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. Upon request by the Lender, the Borrower will grant the Lender a security interest in all commercial tort claims it may have against any Person.

     Section 3.2 Notification of Account Debtors and Other Obligors. The Lender may at any time (whether or not a Default Period then exists) notify any Account Debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an Account Debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such Account Debtor or other obligor.

     Section 3.3 Assignment of Insurance. As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

     Section 3.4 Occupancy.

          (a) The Borrower hereby irrevocably grants to the Lender the right to take exclusive possession of the Premises at any time during a Default Period.

          (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

          (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Credit Facility, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

          (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

     Section 3.5 License. Without limiting the generality of any other Security Document, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all Intellectual Property Rights of the Borrower for the purpose of: (a) completing the manufacture of any in-process materials during any Default Period so that such materials become saleable Inventory, all in accordance with the same quality standards previously adopted by the Borrower for its own manufacturing and subject to the Borrower's reasonable exercise of quality control; and (b) selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

     Section 3.6 Financing Statement. The Borrower authorizes the Lender to file from time to time where permitted by law, such financing statements against collateral described as "all personal property" or describing specific items of collateral including commercial tort claims as the Lender deems necessary or useful to perfect the Security Interest. A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state to perfect the security interests granted hereby. For this purpose, the following information is set forth:

                  Name and address of Debtor:

                  International DisplayWorks, Inc.
                  599 Menlo Drive
                  Rocklin, California 95765-3708
                  Federal Employer Identification No. 95-3333649
                  Organizational Identification No. 3048794

                  Name and address of Secured Party:

                  Wells Fargo Business Credit, Inc.
                  245 S. Los Robles Avenue, Suite 700
                  Pasadena, CA  91101
                  Federal Employer Identification No. 41-1237652

     Section 3.7 Setoff. The Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

     Section 3.8 Power of  Attorney.  The  Borrower  hereby  irrevocably  makes, constitutes, and appoints the Lender (and any of the Lender's officers, employees, or agents designated by the Lender) as the Borrower's true and lawful attorney, with power to (a) if the Borrower refuses to, or fails timely to execute and deliver any of the documents required to be described in Section 8.5, sign the name of the Borrower on any of the documents described in Section 8.5, (b) at any time that an Event of Default has occurred and is continuing, sign the Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse the Borrower's name on any collection item that may come into the Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that the Lender determines to be reasonable, and the Lender may cause to be executed and delivered any documents and releases that the Lender determines to be necessary, and (g) notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and dispose of the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address. The appointment of the Lender as the Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and the Lender's obligations to extend credit hereunder are terminated.

                                   ARTICLE IV

                              CONDITIONS OF LENDING

     Section 4.1 Conditions Precedent to the Initial Advances and Letter of Credit. The Lender's obligation to make the initial Advances or to cause any Letters of Credit to be issued shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

          (a) This Agreement, duly executed by the Borrower.

          (b) The Note, duly executed by the Borrower.

          (c) A true and correct copy of any and all leases pursuant to which the Borrower is leasing the Premises, together with a landlord's disclaimer and consent with respect to each such lease.

          (d) A true and correct copy of any and all mortgages pursuant to which the Borrower has mortgaged the Premises, together with a mortgagee's disclaimer and consent with respect to each such mortgage.

          (e) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, in the case of any goods held by such Person for resale, (i) a consignee's acknowledgment and waiver of Liens, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement against such Person and covering property similar to the Borrower's other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (f) An acknowledgment and waiver of Liens from each warehouse in which the Borrower is storing Inventory.

          (g) A true and correct copy of any and all agreements pursuant to which the Borrower's property is in the possession of any Person other than the Borrower, together with, (i) an acknowledgment and waiver of Liens from each subcontractor who has possession of the Borrower's goods from time to time, (ii) UCC financing statements sufficient to protect the Borrower's and the Lender's interests in such goods, and (iii) UCC searches showing that no other secured party has filed a financing statement covering such Person's property other than the Borrower, or if there exists any such secured party, evidence that each such secured party has received notice from the Borrower and the Lender sufficient to protect the Borrower's and the Lender's interests in the Borrower's goods from any claim by such secured party.

          (h) The Lockbox and Collection Account Agreement, duly executed by the Borrower and Wells Fargo Bank, N.A.

          (i) Control agreements, duly executed by the Borrower and each bank at which the Borrower maintains deposit accounts.

          (j) The Guarantees, each duly executed by the Guarantors.

          (k) The Subordination Agreements, duly executed by the Subordinated Creditors and acknowledged by the Borrower.

          (l) Current searches of appropriate filing offices showing that (i) no Liens have been filed and remain in effect against the Borrower except Permitted Liens or Liens held by Persons who have agreed in writing that upon receipt of proceeds of the initial Advances, they will satisfy, release or terminate such Liens in a manner satisfactory to the Lender, and (ii) the Lender has duly filed all financing statements necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

          (m) A certificate of the Borrower's Secretary or Assistant Secretary certifying that attached to such certificate are (i) the resolutions of the Borrower's Directors and, if required, Owners, authorizing the execution, delivery and performance of the Loan Documents, (ii) true, correct and complete copies of the Borrower's Constituent Documents, and (iii) examples of the signatures of the Borrower's Officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

          (n) A current certificate issued by the Secretary of State of Delaware, certifying that the Borrower is in compliance with all applicable organizational requirements of the State of Delaware.

          (o) Evidence that the Borrower is duly licensed or qualified to transact business in California and all other jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

          (p) A certificate of an Officer of the Borrower confirming, in his personal capacity, the representations and warranties set forth in Article V.

          (q) An opinion of counsel to the Borrower, addressed to the Lender.

          (r) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

          (s) An opinion of counsel to each Guarantor, addressed to the Lender.

          (t) Payment of the fees and commissions due under Section 2.13 through the date of the initial Advance or Letter of Credit and expenses incurred by the Lender through such date and required to be paid by the Borrower under Section 8.6, including all legal expenses incurred through the date of this Agreement.

          (u) Evidence that after making the initial Revolving Advance, satisfying all obligations owed to BFI Business Finance and Heller Financial satisfying all trade payables older than 60 days from invoice date, book overdrafts and closing costs, Availability shall be not less than $750,000.

          (v) True and complete copies of all license agreements pursuant to which the Borrower licenses any Intellectual Property Rights, together with a consent to assignment to the Lender or its nominee from each licensor thereof.

          (w) Such other documents as the Lender in its sole discretion may require.

          Section 4.2 Conditions Precedent to All Advances and Letters of Credit. The Lender's obligation to make each Advance and to cause each Letter of Credit to be issued shall be subject to the further conditions precedent that:

               (a) the representations and warranties contained in Article V are correct on and as of the date of such Advance or issuance of a Letter of Credit as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

               (b) no event has occurred and is continuing, or would result from such Advance or issuance of a Letter of Credit which constitutes a Default or an Event of Default; and

               (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against the Borrower, the Lender, or any of their Affiliates.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Federal Employer Identification Number. The Borrower is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. The Borrower has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During its existence, the Borrower has done business solely under the names set forth in Schedule 5.1 and all of the Borrower's records relating to its business or the Collateral are kept at that location. The Borrower's chief executive office and principal place of business is located at the address set forth in Schedule 5.1. All Inventory and Equipment is located at that location or at one of the other locations listed in Schedule 5.1. The Borrower's federal employer identification number is correctly set forth in Section 3.6.

     Section 5.2 Capitalization. Schedule 5.2 constitutes a correct and complete list of all Persons holding ownership interests and rights to acquire ownership interests which if fully exercised would cause such Person to hold more than five percent (5%) of all ownership interests of the Borrower on a fully diluted basis, and an organizational chart showing the ownership structure of all Subsidiaries of the Borrower.

     Section 5.3 Authorization of Borrowing; No Conflict as to Law or Agreements. The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's Owners; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any Governmental Authority, or any third Person, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof; (iii) violate any provision of any law, rule or regulation (including Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's Constituent Documents; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than the Security Interest) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

     Section 5.4 Legal Agreements. This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

     Section 5.5 Subsidiaries. Except as set forth in Schedule 5.5 hereto, the Borrower has no Subsidiaries.

     Section 5.6 Financial Condition; No Adverse Change. The Borrower has furnished to the Lender its unaudited financial statements for its fiscal year ended October 31, 2003, and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no change in the Borrower's business, properties or condition (financial or otherwise) which has had a Material Adverse Effect.

     Section 5.7 Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a Material Adverse Effect.

     Section 5.8 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     Section 5.9 Taxes. The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state and local tax returns which to the knowledge of the Officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

     Section 5.10 Titles and Liens. The Borrower has good and absolute title to all Collateral free and clear of all Liens other than Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

     Section 5.11 Intellectual Property Rights.

          (a) Owned Intellectual Property. Schedule 5.11 is a complete list of all patents, applications for patents, trademarks, applications for trademarks, service marks, applications for service marks, mask works, trade dress and copyrights for which the Borrower is the registered owner (the "Owned Intellectual Property"). Except as disclosed on Schedule 5.11, (i) the Borrower owns the Owned Intellectual Property free and clear of all restrictions (including covenants not to sue a third party), court orders, injunctions, decrees, writs or Liens, whether by written agreement or otherwise, (ii) no Person other than the Borrower owns or has been granted any right in the Owned Intellectual Property, (iii) all Owned Intellectual Property is valid, subsisting and enforceable and (iv) the Borrower has taken all commercially reasonable action necessary to maintain and protect the Owned Intellectual Property.

          (b) Agreements with Employees and Contractors. The Borrower has entered into a legally enforceable agreement with each of its employees and subcontractors obligating each such Person to assign to the Borrower, without any additional compensation, any Intellectual Property Rights created, discovered or invented by such Person in the course of such Person's employment or engagement with the Borrower (except to the extent prohibited by law), and further requiring such Person to cooperate with the Borrower, without any additional compensation, in connection with securing and enforcing any Intellectual Property Rights therein; provided, however, that the foregoing shall not apply with respect to employees and subcontractors whose job descriptions are of the type such that no such assignments are reasonably foreseeable.

          (c) Intellectual  Property Rights Licensed from Others.  Schedule 5.11 is a complete list of all agreements under which the Borrower has licensed Intellectual Property Rights from another Person ("Licensed Intellectual Property") other than readily available, non-negotiated licenses of computer software and other intellectual property used solely for performing accounting, word processing and similar administrative tasks ("Off-the-shelf Software") and a summary of any ongoing payments the Borrower is obligated to make with respect thereto. Except as disclosed on Schedule 5.11 and in written agreements copies of which have been given to the Lender, the Borrower's licenses to use the Licensed Intellectual Property are free and clear of all restrictions, Liens, court orders, injunctions, decrees, or writs, whether by written agreement or otherwise. Except as disclosed on Schedule 5.11, the Borrower is not obligated or under any liability whatsoever to make any payments of a material nature by way of royalties, fees or otherwise to any owner of, licensor of, or other claimant to, any Intellectual Property Rights.

          (d) Other Intellectual Property Needed for Business. Except for Off-the-shelf Software and as disclosed on Schedule 5.11, the Owned Intellectual Property and the Licensed Intellectual Property constitute all Intellectual
Property Rights used or necessary to conduct the Borrower's business as it is presently conducted or as the Borrower reasonably foresees conducting it.

          (e) Infringement. Except as disclosed on Schedule 5.11, the Borrower has no knowledge of, and has not received any written claim or notice alleging, any Infringement of another Person's Intellectual Property Rights (including any written claim that the Borrower must license or refrain from using the Intellectual Property Rights of any third party) nor, to the Borrower's knowledge, is there any threatened claim or any reasonable basis for any such claim.

     Section 5.12 Plans. Except as disclosed to the Lender in writing prior to the date hereof, neither the Borrower nor any ERISA Affiliate (i) maintains or has maintained any Pension Plan, (ii) contributes or has contributed to any

Multiemployer Plan or (iii) provides or has provided post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required under Section 601 of ERISA, Section 4980B of the IRC or applicable state law). Neither the Borrower nor any ERISA Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA, the IRC or applicable state law with respect to any Plan. No Reportable Event exists in connection with any Pension Plan. Each Plan which is intended to qualify under the IRC is so qualified, and no fact or circumstance exists which may have an adverse effect on the Plan's tax-qualified status. Neither the Borrower nor any ERISA Affiliate has (i) any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC) under any Plan, whether or not waived, (ii) any liability under
Section  4201  or  4243  of  ERISA  for  any  withdrawal,   partial  withdrawal,
reorganization or other event under any Multiemployer Plan or (iii) any liability or knowledge of any facts or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than routine claims for benefits under the Plan).

     Section 5.13 Default. The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a Material Adverse Effect.

     Section 5.14 Environmental Matters.

          (a) To the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any material liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such material liability.

          (b) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any material liability under any Environmental Law.

          (c) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging material liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

          (d) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

          (e) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state or local list, schedule, log, inventory or database.

          (f)  The   Borrower  has   delivered   to  Lender  all   environmental
assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

     Section 5.15 Submissions to Lender. All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is (i) true and correct in all material respects, (ii) does not omit any material fact necessary to make such information not misleading and, (iii) as to projections, valuations or proforma financial statements, present a good faith opinion as to such projections, valuations and proforma condition and results.

     Section 5.16 Financing Statements. The Borrower has authorized the filing of financing statements sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral which is capable of being perfected by filing financing statements. None of the Collateral is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

     Section 5.17 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral is (or, in the case of all future Collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the Account Debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

     Section 5.18 Eligible Accounts. Each Account included in the Borrowing Base is an "Eligible Account" or "Eligible Foreign Account" as defined herein, and conforms to the applicable definition thereof.

     Section 5.19 Equipment. All of the Equipment is used or held for use in the Borrower's business and is fit for such purposes.

     Section 5.20 Fraudulent Transfer. The Borrower is Solvent. No transfer of property is being made by the Borrower and no obligation is being incurred by the Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of the Borrower.

                                   ARTICLE VI

                                    COVENANTS

     So long as the  Obligations  shall remain  unpaid,  or the Credit  Facility
shall  remain   outstanding,   the  Borrower  will  comply  with  the  following
requirements, unless the Lender shall otherwise consent in writing:

     Section 6.1 Reporting Requirements. The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

          (a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower will deliver, or cause to be delivered, to the Lender, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants; and
(iii) a certificate of the Borrower's Vice President-Finance stating that such financial statements have been prepared in accordance with GAAP, fairly represent the Borrower's financial position and the results of its operations, and whether or not such officer has knowledge of the occurrence of any Default or Event of Default and, if so, stating in reasonable detail the facts with respect thereto.

          (b) Monthly Financial Statements. As soon as available and in any event within 20 days after the end of each month, the Borrower will deliver to the Lender an unaudited/internal balance sheet and statements of income and retained earnings of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Subsidiaries, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments and fairly represent the Borrower's financial position and the results of its operations; and accompanied by a certificate of the Borrower's Vice President - Finance, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the Financial Covenants.

          (c) Collateral Reports. The Borrower will deliver to the Lender the following documents at the following times in form satisfactory to Lender:

--------------------------------------------------------------------------------
Daily /Weekly             (a)  daily report of cash collections

                          (b) weekly report of all sales assignments, credit memos/adjustments and deposits, and a calculation of the Borrowing Base as of such date, and

                          (c)  daily notice of all returns, disputes, or claims.
--------------------------------------------------------------------------------
Monthly (not later than   (d)  a detailed calculation of the Borrowing Base
the 20th day of each           (including detail regarding those  Accounts that
month)                         are not Eligible Accounts or Eligible Foreign
                               Accounts),
                          (e)  a detailed listing and aging, by total, of the
                               Accounts, together with a reconciliation to the
                               detailed calculation of the Borrowing Base
                               previously provided to Lender,
                          (f)  a summary aging, by vendor, of Borrower's
                               accounts payable and any book overdraft, together
                               with a reconciliation to the Borrower's general
                               ledger and monthly financial statements delivered
                               pursuant to Section 6.1(b),
                          (g)  an Inventory stock status report, by type and by
                               location,
--------------------------------------------------------------------------------
                          (h)  an Inventory slow moving report, and
                          (i)  an Inventory certification and perpetual report
                               by location, including Inventory turnover by item
                               number, together with a reconciliation to the
                               Borrower's general ledger and monthly financial
                               statements delivered pursuant to Section 6.1(b).
--------------------------------------------------------------------------------
Semi-Annually             (j)  a detailed list of Borrower's customers
--------------------------------------------------------------------------------
Upon request by           (k)  copies of invoices in connection with the
Lender                         Accounts, credit memos, remittance advices,
                               deposit slips, shipping and delivery documents in
                               connection with the Accounts and, for Inventory
                               and Equipment acquired by Borrower, purchase
                               orders and invoices, and
                          (l)  such other reports as to the Collateral, or the
                               financial condition of Borrower, as Lender may
                               request.
--------------------------------------------------------------------------------

          (d) Projections. At least 30 days before the beginning of each fiscal year of the Borrower, the Borrower will deliver to the Lender the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's Vice President-Finance as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with a statement of underlying assumptions and such supporting schedules and information as the Lender may in its discretion require.

          (e) Litigation. Immediately after the commencement thereof, the Borrower will deliver to the Lender notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower (i) of the type described in Section 5.14(c) or (ii) which seek a monetary recovery against the Borrower in excess of $50,000.

          (f) Defaults. As promptly as practicable (but in any event not later than five business days) after an Officer of the Borrower obtains knowledge of the occurrence of any Default or Event of Default, the Borrower will deliver to the Lender notice of such occurrence, together with a detailed statement by a responsible Officer of the Borrower of the steps being taken by the Borrower to cure the effect thereof.

          (g) Plans. As soon as possible, and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the Borrower will deliver to the Lender a statement of the Borrower's Vice President - Finance setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, the Borrower will deliver to the Lender a statement of the Borrower's Vice President
- Finance setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation. As soon as possible, and in any event with 10 days after the Borrower knows or has reason to know that it has or is reasonably expected to have any liability under Section 4201 or 4243 of ERISA for any withdrawal, partial withdrawal, reorganization or other event under any Multiemployer Plan, the Borrower will deliver to the Lender a statement of the Borrower's Vice
President - Finance setting forth details as to such liability and the action which Borrower proposes to take with respect thereto.

          (h) Disputes. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (i) any disputes or claims by the Borrower's customers exceeding $25,000 individually or $50,000 in the aggregate during any fiscal year; (ii) credit memos; (iii) any goods returned to or recovered by the Borrower.

          (i) Officers and  Directors.  Promptly  upon  knowledge  thereof,  the
Borrower   will  deliver  to  the  Lender  notice  any  change  in  the  persons constituting the Borrower's Officers and Directors.

          (j) Collateral. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any loss of or material damage to any Collateral or of any substantial adverse change in any Collateral or the prospect of payment thereof.

          (k) Commercial Tort Claims. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Borrower's damages, copies of any complaint or demand letter submitted by the Borrower, and such other information as the Lender may request.

          (l) Intellectual Property.

               (i) The Borrower will give the Lender 30 days prior written notice of its intent to acquire material Intellectual Property Rights; except for transfers permitted under Section 6.18, the Borrower will give the Lender 30 days prior written notice of its intent to dispose of material Intellectual Property Rights; and upon request, shall provide the Lender with copies of all applicable documents and agreements.

               (ii) Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of (A) any Infringement of its Intellectual Property Rights by others, (B) claims that the Borrower is Infringing another Person's Intellectual Property Rights and (C) any threatened cancellation, termination or material limitation of its Intellectual Property Rights.

               (iii) Promptly upon receipt, the Borrower will give the Lender copies of all registrations and filings with respect to its Intellectual Property Rights.

          (m) Reports to Owners. Promptly upon their distribution, the Borrower will deliver to the Lender copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its Owners.

          (n) SEC Filings. Promptly after the sending or filing thereof, the Borrower will deliver to the Lender copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange.

          (o) Tax Returns. As soon as possible, and in any event by not later five days after they are due, copies of the state and federal tax returns and all schedules thereto and an updated personal financial statement of each owner of the Borrower and each Guarantor.

          (p) Violations of Law. Promptly upon knowledge thereof, the Borrower will deliver to the Lender notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition.

          (q) Other Reports. From time to time, with reasonable promptness, the Borrower will deliver to the Lender any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to Account Debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

     Section 6.2 Financial Covenants.

          (a) Minimum Book Net Worth. The Borrower will maintain, during each period described below, its Book Net Worth, determined as at the end of each month, at an amount not less than the amount set forth in the table below opposite such the applicable month end:

             Month Ending                        Minimum Book Net Worth
             ------------                        ----------------------
               1/31/04                             $9,325,000
               2/29/04                             $9,450,000
               3/31/04                             $9,575,000
               4/30/04                             $9,675,000
               5/31/04                             $9,800,000
               6/30/04                             $9,900,000
               7/31/04                             $10,025,000
               8/31/04                             $10,150,000
               9/30/04                             $10,300,000
        10/31/04 and each month                    $10,425,000
            end thereafter

          (b) Minimum Net Income. The Borrower will achieve during each period described below, minimum Net Income (maximum Net Loss), of not less than or greater than, as applicable) the amount set forth in the table below opposite such period:

        Fiscal Quarter Ending                   Minimum Net Income
        ---------------------                   ------------------
               4/30/04                               $350,000
               7/31/04                               $350,000
   10/31/04 and each fiscal quarter                  $400,000
              thereafter

          (c) Capital Expenditures. The Borrower will not incur or contract to incur Capital Expenditures of more than $3,000,000 in the aggregate during the fiscal year ending October 31, 2004.

     Section 6.3 Permitted Liens; Financing Statements.

          (a) The Borrower will not create, incur or suffer to exist any Lien upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

               (i) in the case of any of the Borrower's property which is not Collateral, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

               (ii) Liens in existence on the date hereof and listed in Schedule
6.3 hereto, securing indebtedness for borrowed money permitted under Section 6.4; and

               (iii) the Security Interest and Liens created by the Security Documents.

          (b) The Borrower will not amend any financing statements in favor of the Lender except as permitted by law. Any authorization by the Lender to any Person to amend financing statements in favor of the Lender shall be in writing.

     Section 6.4 Indebtedness. The Borrower will not incur, create, assume or permit to exist any Indebtedness or liability on account of deposits or advances or any Indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other Indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

          (a) Indebtedness arising hereunder; and

          (b) Indebtedness of the Borrower in existence on the date hereof and listed in Schedule 6.4 hereto.

     Section 6.5 Guaranties. The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

          (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

          (b)   guaranties,   endorsements   and  other  direct  or   contingent
liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 6.4 hereto.

     Section 6.6 Investments and Subsidiaries. The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except:

          (a) investments in direct obligations of the United States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

          (b) travel advances or loans to the Borrower's Officers and employees not exceeding at any one time an aggregate of $50,000;

          (c) advances in the form of progress payments, prepaid rent not exceeding three months or security deposits; and

          (d) current investments in the Subsidiaries in existence on the date hereof and listed in Schedule 5.5 hereto.

     Section 6.7 Dividends and Distributions. The Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

     Section 6.8 Salaries. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation.

     Section 6.9 Intentionally Omitted.

     Section 6.10 Books and Records; Inspection and Examination. The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all company and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with Account Debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its Directors, Officers, employees or agents. The Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at the Borrower's expense, all financial information, books and records, work papers, management reports and other information in their possession regarding the Borrower. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral or any other property of the Borrower at any time during ordinary business hours.

     Section 6.11 Account Verification. The Lender may at any time and from time to time send or require the Borrower to send requests for verification of accounts or notices of assignment to Account Debtors and other obligors. The Lender may also at any time and from time to time telephone Account Debtors and other obligors to verify accounts.

     Section 6.12 Compliance with Laws.

          (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

          (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any material liability or obligation under the common law of any jurisdiction or any Environmental Law.

     Section 6.13 Payment of Taxes and Other Claims. The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

     Section 6.14 Maintenance of Properties.

          (a) The Borrower will keep and maintain the Collateral and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.14 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Borrower's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender. The Borrower will take all commercially reasonable steps necessary to protect and maintain its Intellectual Property Rights.

          (b) The Borrower will defend the Collateral against all Liens, claims or demands of all Persons (other than the Lender) claiming the Collateral or any interest therein. The Borrower will keep all Collateral free and clear of all Liens except Permitted Liens. The Borrower will take all commercially reasonable steps necessary to prosecute any Person Infringing its Intellectual Property Rights and to defend itself against any Person accusing it of Infringing any Person's Intellectual Property Rights.

     Section 6.15 Insurance. The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

     Section 6.16 Preservation of Existence. The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

     Section 6.17 Delivery of Instruments, etc.Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel paper constituting Collateral, duly endorsed or assigned by the Borrower.

     Section 6.18 Sale or Transfer of Assets; Suspension of Business Operations. The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or
(iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than (x) the sale of Inventory in the ordinary course of business, and (y) dispositions of obsolete, worn or nonfunctional equipment. The Borrower will not liquidate, dissolve or suspend business operations. The Borrower will not transfer any part of its ownership interest in any Intellectual Property Rights and will not permit any agreement under which it has licensed Licensed Intellectual Property to lapse, except that the Borrower may transfer such rights or permit such agreements to lapse if it shall have reasonably determined that the applicable Intellectual Property Rights are no longer useful in its business. If the Borrower transfers any Intellectual Property Rights for value, the Borrower will pay over the proceeds to the Lender for application to the Obligations. The Borrower will not license any other Person to use any of the Borrower's Intellectual Property Rights, except that the Borrower may grant licenses in the ordinary course of its business in connection with sales of Inventory or provision of services to its customers.

     Section 6.19 Consolidation and Merger; Asset Acquisitions. The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person.

     Section 6.20 Sale and Leaseback. The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     Section 6.21 Restrictions on Nature of Business. The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

     Section 6.22 Accounting. The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

     Section 6.23 Discounts, etc. After notice from the Lender, the Borrower will not grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold. The Borrower will not at any time modify, amend, subordinate, cancel or terminate the obligation of any Account Debtor or other obligor of the Borrower.

     Section 6.24 Plans. Unless disclosed to the Lender pursuant to Section 5.12, neither the Borrower nor any ERISA Affiliate will (i) adopt, create, assume or become a party to any Pension Plan, (ii) incur any obligation to contribute to any Multiemployer Plan, (iii) incur any obligation to provide post-retirement medical or insurance benefits with respect to employees or former employees (other than benefits required by law) or (iv) amend any Plan in a manner that would materially increase its funding obligations.

     Section 6.25 Place of Business; Name. The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name or jurisdiction of organization.

     Section 6.26 Constituent Documents. The Borrower will not amend its Constituent Documents.


     Section 6.27 Transactions With Affiliates. The Borrower will not directly or indirectly enter into or permit to exist any transaction with any Affiliate of the Borrower except for transactions that are in the ordinary course of the Borrower's business, upon fair and reasonable terms, that are fully disclosed to the Lender, and that are no less favorable to the Borrower than would be obtained in an arm's length transaction with a non-Affiliate.

     Section 6.28 Stock Pledge Agreement. The Borrower shall use its best efforts to deliver to the Lender the Stock Pledge Agreement, duly executed by Parent, together with such opinions of counsel and other agreements, instruments and documents as the Lender shall reasonably require to obtain a first priority perfected security interest in and to all of the Collateral described in the Stock Pledge Agreement.

     Section 6.29 Performance by the Lender. If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article VI or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.13 and 6.15, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses

(including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the Default Rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.29.

                                  ARTICLE VII

                     EVENTS OF DEFAULT, RIGHTS AND REMEDIES

     Section 7.1 Events of Default."Event of Default", wherever used herein, means any one of the following events:


          (a) Default in the payment of any Obligations when they become due and payable;

          (b) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement

          (c) A Change of Control shall occur;

          (d) Any Financial Covenant shall become inapplicable due to the lapse of time and the failure to amend any such covenant to cover future periods;

          (e) An Insolvency Proceeding is commenced by the Borrower or any Guarantor;

          (f) An Insolvency Proceeding is commenced against the Borrower, or any Guarantor, and any of the following events occur: (a) the Borrower or such Guarantor consents to the institution of such Insolvency Proceeding against it,
(b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, the Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, the Borrower or any such Guarantor, or (e) an order for relief shall have been entered therein;

          (g) Any material portion of the Borrower's or any Guarantor's assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

          (h) The Borrower or any Guarantor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

          (i) A notice of Lien, levy, or assessment is filed of record with respect to any of the Borrower's or any Guarantor's assets by the United States, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of the Borrower's or any Guarantor's assets and the same is not paid before such payment is delinquent;

          (j) This Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby;

          (k) Any provision of any Loan Document shall at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or a proceeding shall be commenced by Borrower, or by any Governmental Authority having jurisdiction over Borrower, seeking to establish the invalidity or unenforceability thereof, or Borrower shall deny that Borrower has any liability or obligation purported to be created under any Loan Document;

          (l) Any representation or warranty made by the Borrower in this Agreement, by any Guarantor in any guaranty delivered to the Lender, or by the Borrower (or any of its Officers) or any Guarantor in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

          (m) The rendering against the Borrower of an arbitration award, final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such arbitration award, judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

          (n) A default under any bond, debenture, note or other evidence of material Indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of Indebtedness has been issued or by which it is governed, or under any material lease or other contract, and the expiration of the applicable period of grace, if any, specified in such evidence of Indebtedness, indenture, other instrument, lease or contract;

          (o) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Pension Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Pension Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or the Borrower or any ERISA Affiliate shall have filed for a distress termination of any Pension Plan under Title IV of ERISA; or the Borrower or any ERISA Affiliate shall have failed to make any quarterly contribution required with respect to any Pension Plan under Section 412(m) of the IRC, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a Lien on the Borrower's assets in favor of the Pension Plan; or any withdrawal, partial withdrawal, reorganization or other event occurs with respect to a Multiemployer Plan which results or could reasonably be expected to result in a material liability of the Borrower to the Multiemployer Plan under Title IV of ERISA.

          (p) An event of default shall occur under any Security Document;

          (q) The Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell or attempt to sell all or substantially all of its assets;

          (r) Default in the payment of any amount owed by the Borrower to the Lender other than any Indebtedness arising hereunder;

          (s) Any Guarantor or person signing a support agreement in favor of the Lender shall repudiate, purport to revoke or fail to perform his obligations under his guaranty or support agreement in favor of the Lender, any individual Guarantor shall die or any other Guarantor shall cease to exist;

          (t) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness that any Person was not entitled to receive under the provisions of such Subordination Agreement;

          (u) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

          (v) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender shall occur; or

          (w) Any other Material Adverse Effect shall occur.

     Section 7.2 Rights and Remedies.During any Default Period, the Lender may exercise any or all of the following rights and remedies, all of which the Borrower acknowledges and agrees are commercially reasonable:

          (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereupon the same shall forthwith terminate;

          (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

          (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

          (d) the Lender may settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Lender considers advisable, and in such cases, the Lender will credit the Obligations with only the net amounts received by the Lender in payment of such disputed Accounts after deducting all expenses incurred or expended by the Lender in connection therewith;

          (e) the Lender may cause the Borrower to hold all returned Inventory in trust for the Lender, segregate all returned Inventory from all other assets of the Borrower or in the Borrower's possession and conspicuously label said returned Inventory as the property of the Lender;

          (f) without notice to or demand upon the Borrower or any Guarantor, the Lender may make such payments and do such acts as the Lender considers necessary or reasonable to protect its security interests in the Collateral. The Borrower agrees to assemble the Collateral if the Lender so requires, and to make the Collateral available to the Lender at a place that the Lender may designate which is reasonably convenient to both parties. The Borrower authorizes Lender to enter the premises where the Collateral is located, to take and maintain possession of the Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in the Lender's determination appears to conflict with the Lender's Liens and to pay all expenses incurred in connection therewith and to charge the Obligations therefor. With respect to any of the Borrower's owned or leased premises, the Borrower hereby grants the Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of the Lender's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the UCC), the Lender may set off and apply to the Obligations any and all (i) balances and deposits of the Borrower held by the Lender (including any amounts received in the Lockbox), or (ii) Indebtedness at any time owing to or for the credit or the account of the Borrower held by Lender;

          (h) the Lender may hold, as cash collateral, any and all balances and deposits of the Borrower held by the Lender, and any amounts received in the Lockbox, to secure the full and final repayment of all of the Obligations;

          (i) the Lender may ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral;

          (j) the Lender may sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including the Borrower's premises) as the Lender determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (k) the Lender shall give notice of the disposition of the Collateral as follows:

          (i) The Lender shall give the Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Collateral, the time on or after which the private sale or other disposition is to be made; and

          (ii) The notice shall be personally delivered or mailed, postage prepaid, to the Borrower as provided in Section 8.3, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

          (l) the Lender may credit bid and purchase at any public sale;

          (m) the Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

          (n) If the Lender sells any of the Collateral on credit, the Obligations will be reduced only to the extent of payments actually received. If the purchaser fails to pay for the Collateral, the Lender may resell the Collateral and shall apply any proceeds actually received to the Obligations;

          (o) the Lender shall have no obligation to attempt to satisfy the Obligations by collecting them from any third Person which may be liable for them or any portion thereof, and the Lender may release, modify or waive any collateral provided by any other Person as security for the Obligations or any portion thereof, all without affecting the Lender's rights against the Borrower. The Borrower waives any right it may have to require the Lender to pursue any third Person for any of the Obligations;

          (p) the Lender may make demand upon the Borrower and, forthwith upon such demand, the Borrower will pay to the Lender in immediately available funds for deposit in the Special Account pursuant to Section 2.17 an amount equal to the aggregate maximum amount available to be drawn under all Letters of Credit then outstanding, assuming compliance with all conditions for drawing thereunder;

          (q) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

          (r) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (e) or (f) of Section 7.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

     Section 7.3 Disclaimer of Warranties. The Lender may sell the Collateral without giving any warranties as to the Collateral. The Lender may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

     Section 7.4 Compliance With Laws. The Lender may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and the Lender's compliance therewith will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

     Section 7.5 No Marshalling. The Lender shall be under no obligation to marshal any assets in favor of the Borrower, or against or in payment of the Obligations or any other obligation owned to the Lender by the Borrower or any other Person.

     Section 7.6 Borrower to Cooperate. Upon the exercise by the Lender of any power, right, privilege, or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification, or authorization of any Governmental Authority, the Borrower agrees to execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments, assignments, and other documents and papers that the Lender or any purchaser of the Collateral may be required to obtain for such governmental consent, approval, registration, qualification, or authorization.

     Section 7.7 Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall be applied by the

Lender:

                    FIRST to the costs, expenses, liabilities, obligations and attorneys' fees incurred by the Lender in the exercise of its rights under this Agreement;

                    SECOND to the interest and fees due upon any of the Obligations; and

                    THIRD to the principal of the Obligations, in such order as the Lender shall determine in its sole discretion. Any surplus shall be paid to the Borrower or other Persons legally entitled thereto; the Borrower shall remain liable to the Lender for any deficiency.

     Section 7.8 Remedies Cumulative. The rights and remedies of the Lender under this Agreement, the other Loan Documents, and all other agreements contemplated hereby and thereby shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law, or in equity. No exercise by the Lender of any one right or remedy shall be deemed an election of remedies, and no waiver by the Lender of any default on the Borrower's part shall be deemed a continuing waiver of any further defaults.

     Section 7.9 Lender Not Liable For The Collateral. So long as the Lender complies with the obligations, if any, imposed by the UCC, the Lender shall not otherwise be liable or responsible in any way or manner for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion or from any cause; (c) any diminution in the value thereof; or
(d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other person whomsoever. The Borrower bears the risk of loss or damage of the Collateral.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 No Waiver.No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents.

     Section 8.2 Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     Section 8.3 Addresses for Notices; Requests for Accounting.

          (a) Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States mail, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below next to its signature or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on (a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article II shall not be effective until received by the Lender. All requests under Section 9210 of the UCC (i) shall be made in a writing signed by a person authorized under Section 2.2(b), (ii) shall be personally delivered, sent by registered or certified mail, return receipt requested, or by overnight courier of national reputation (iii) shall be deemed to be sent when received by the Lender and (iv) shall otherwise comply with the requirements of Section 9210. The Borrower requests that the Lender respond to all such requests which on their face appear to come from an authorized individual and releases the Lender from any liability for so responding. The Borrower shall pay Lender the maximum amount allowed by law for responding to such requests.

     Section 8.4 Further Documents. The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements, control agreements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

     Section 8.5 Costs and Expenses. The Borrower shall pay on demand all costs and expenses, including reasonable attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, any Letter of Credit and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

     Section 8.6  Indemnity.  In addition to the payment of expenses pursuant to
Section 8.5, the Borrower shall indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

               (i) any and all transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

               (ii) any claims, loss or damage to which any Indemnitee may be subjected if any representation or warranty contained in Section 5.14 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.12(b); and

               (iii) any and all other liabilities, losses, damages, penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 8.6 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

     Section 8.7 Participants. The Borrower hereby authorizes the Lender to disclose to any assignee or any participant (either, a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning Borrower which has been delivered to the Lender by the Borrower pursuant to this Agreement or which has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation prior to entering into this Agreement. The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

     Section 8.8 Advertising and Promotion. The Borrower agrees that the Lender may use the Borrower's name(s) in advertising and promotional materials, and in conjunction therewith, the Lender may disclose the amount of the Commitment and the purpose thereof.

     Section 8.9 Execution in Counterparts; Telefacsimile Execution. This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     Section 8.10 Retention of Borrower's Records. The Lender shall have no obligation to maintain any electronic records or any documents, schedules, invoices, agings, or other papers delivered to the Lender by the Borrower or in connection with the Loan Documents for more than four months after receipt by the Lender.

     Section 8.11 Binding Effect; Assignment; Complete Agreement; Exchanging Information. The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. To the extent permitted by law, the Borrower waives and will not assert against any assignee any claims, defenses or set-offs which the Borrower could assert against the Lender. This Agreement shall also bind all Persons who become a party to this Agreement as a borrower. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Wells Fargo & Company, and all direct and indirect subsidiaries of Wells Fargo & Company, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

     Section 8.12 Severability of Provisions.Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     Section 8.13 Revival and Reinstatement of Obligations. If the incurrence or payment of the Obligations by the Borrower or any Guarantor or the transfer to the Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender related thereto, the liability of the Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     Section 8.14 Headings.Article, Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

     Section 8.15 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial. The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of California. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of California, County of Los Angeles in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents may be venued in either the State or Federal courts located in Los Angeles County, State of California; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                                      * * *

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                                      * * *

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

International DisplayWorks, Inc.                INTERNATIONAL DISPLAYWORKS, INC.
599 Menlo Drive
Rocklin, California  95765-3708
Telecopier: (916) 415-0645                      By:
Attention: Alan Lefko                              -----------------------------
e-mail: alefko@idwusa.com                       Name:  Stephen C. Kircher
                                                Its:  Chairman & CEO


Wells Fargo Business Credit, Inc.              WELLS FARGO BUSINESS CREDIT, INC.
550 California St. 4th Floor
San Francisco, CA 94104
Telecopier: (415) 677-9178                     By:
Attention: Scott J. Johnston                      ------------------------------
e-mail: johnstsj@wellsfargo.com                Name: Scott J. Johnston
                                               Its: Vice President